Exhibit 4.2

Execution Version

THIRD SUPPLEMENTAL INDENTURE

6.875% FIXED-TO-FIXED RESET RATE JUNIOR SUBORDINATED NOTES DUE 2054

Third Supplemental Indenture (this “Supplemental Indenture”), dated as of December 19, 2024, among Aptiv Swiss Holdings Limited, a private limited company incorporated under the laws of Jersey (the “Successor Issuer”), Aptiv Global Financing Designated Activity Company, a designated activity company incorporated in Ireland (the “Co-Obligor”), Aptiv Corporation, a Delaware corporation (“Aptiv Corp”), Aptiv PLC (formerly known as Aptiv Holdings Limited) (“Aptiv” together with Aptiv Corp, the “Guarantors”), Wilmington Trust, National Association, as the trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Paying Agent”).

W I T N E S S E T H

WHEREAS, the Predecessor Issuer has heretofore executed and delivered to the Trustee and the Paying Agent an indenture, dated as of September 13, 2024 (the “Base Indenture”, and the Base Indenture, as amended and supplemented through the date hereof the “Indenture”), providing for the issuance of the 6.875% Fixed-To-Fixed Reset Rate Junior Subordinated Notes Due 2054 (the “Notes”);

WHEREAS, on the date hereof, Aptiv Irish Holdings Limited (formerly known as Aptiv PLC) (the “Predecessor Issuer”) merged with and into the Successor Issuer pursuant to Article 18B (Mergers) of the Companies (Jersey) Law 1991, as amended, modified, or re-enacted from time to time, with the Successor Issuer surviving (the “Merger”);

WHEREAS, the Successor Issuer is a corporation organized and existing under the laws of Jersey;

WHEREAS, in connection with the Merger, the Successor Issuer shall execute and deliver a supplemental indenture pursuant to which the Successor Issuer shall expressly assume all of the obligations of the Predecessor Issuer under the Indenture and the Notes pursuant to Section 8.01 of the First Supplemental Indenture dated as of September 13, 2024;

WHEREAS, pursuant to Section 9.01(b) of the Base Indenture, the Issuer, the guarantors from time to time party thereto and the Trustee may amend or supplement the Indenture without the consent of any Holder to provide for the assumption by a successor entity of the obligations of the Predecessor Issuer under the Indenture;

WHEREAS, pursuant to Sections 9.01 and 9.05 of the Base Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, pursuant to Sections 9.01 and 9.05 of the Base Indenture, the Paying Agent is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. The Successor Issuer hereby expressly assumes and agrees to perform all obligations of the Predecessor Issuer under the Indenture and the Notes.

The Successor Issuer, as the successor Person into which the Predecessor Issuer has merged, hereby succeeds to, and is substituted for, and may exercise every right and power of the Predecessor Issuer under the Indenture and the Notes with the same effect as if the Successor Issuer had been named as such (so that from and after the date hereof, the provisions of the Indenture referring to the Predecessor Issuer shall refer instead to the Successor Issuer).

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. The Successor Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with the Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Successor Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with the Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 7. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 8. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Paying Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Paying Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated herein and made applicable to the Trustee and the Paying Agent with respect hereto. Neither the Trustee nor the Paying Agent shall be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and neither party shall not be responsible for any statement or recital herein. In the performance of its obligations set forth herein, the Trustee shall be entitled to all of the benefits, protections, indemnities and immunities afforded to it under the Indenture.

Section 9. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

APTIV SWISS HOLDINGS LIMITED, as Successor Issuer

By:	/s/ Massimo Fantini
Name: Massimo Fantini
Title: Director

APTIV GLOBAL FINANCING DESIGNATED ACTIVITY COMPANY, as Co-Obligor

By:	/s/ Darren Byrka
Name: Darren Byrka
Title: Director

APTIV CORPORATION, as Guarantor

By:	/s/ Rachel V. Friedenberg
Name: Rachel V. Friedenberg
Title: Assistant Secretary

APTIV PLC, as Guarantor

By:	/s/ Robert S. Hoeppner
Name: Robert S. Hoeppner
Title: Vice President, Corporate Controller & Treasurer

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

[Signature Page to Third Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Registrar, Paying Agent and Authenticating Agent

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President

[Signature Page to Third Supplemental Indenture]